UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2008

DOMINION HOMES, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-23270	31-1393233
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 Tuttle Crossing Boulevard, P.O. Box 4900, Dublin, Ohio	43016-0993
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 356-5000

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 9 to Third Amended and Restated Credit Agreement

Effective April 11, 2008, Dominion Homes, Inc. (the “Company”), and all of the participating lenders, the Huntington National Bank as Administrative Agent, and Silver Point Finance, LLC, as Senior Administrative Agent, entered into Amendment No. 9 (the “Ninth Amendment”) to the Third Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of December 29, 2006. The Company’s availability to borrow under the Credit Agreement is subject to certain borrowing base limitations. The Ninth Amendment further modifies certain terms of the Credit Agreement to allow the Company to borrow up to the lesser of (i) $18,095,000 in excess of the borrowing base limitation, or (ii) an amount equal to $218,095,000 minus the aggregate principal of the Company’s Term Loans (other than any Term B Loan PIK Amount (as defined in the Credit Agreement) added to the principal balance of the Term B Loans from and after September 30, 2007) and Revolving Loans (including overadvances) outstanding under the Credit Agreement.

The effect of the modifications set forth in the Ninth Amendment, as described above, is to provide the Company with an additional $4,700,000 in borrowing capacity under the Credit Agreement.

The above description is qualified in its entirety by reference to the full text of the Ninth Amendment, which is attached hereto and incorporated by reference herein as Exhibit 99.1, and the full text of the Credit Agreement, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Amendments thereto, each of which are incorporated by reference to the Company’s Forms 8-K filed on January 3, 2007, January 29, 2007, March 8, 2007, September 17, 2007, September 27, 2007, October 31, 2007, January 22, 2008 (one filing for both the Sixth and Seventh Amendments) and February 27, 2008, respectively.

Additional Information and Where to Find It

In connection with the proposed Merger (as defined in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on January 22, 2008) and required shareholder approval, the Company has filed with the SEC a preliminary proxy statement and will file with the SEC a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of the Company. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE MERGER AGREEMENT. When these documents become available, the Company’s shareholders may obtain free copies of them and other documents filed with the SEC at the SEC’s web site at http://www.sec.gov. In addition, the Company’s shareholders may also obtain copies of the documents filed by the Company with the SEC by directing a request by mail or telephone to Dominion Homes, Inc., Attn.: Secretary, 4900 Tuttle Crossing Boulevard, Dublin, OH 43016, telephone: (614) 356-5000, or by going to the Company’s Investors page on its corporate web site at http://www.dominionhomes.com.

Participants in the Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Shareholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger, which may be different than those of the Company’s shareholders generally, by reading the preliminary and definitive proxy statements regarding the Merger, when filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit
99.1	Amendment No. 9 to Third Amended and Restated Credit Agreement, dated April 11, 2008, among Dominion Homes, Inc., The Huntington National Bank, as an Issuing Bank and Administrative Agent, Silver Point Finance, LLC, as an Issuing Bank and Senior Administrative Agent, and the Lenders listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

Date April 14, 2008	By	/s/ William G. Cornely
William G. Cornely,
Executive Vice President — Finance, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit Number	Exhibit
99.1	Amendment No. 9 to Third Amended and Restated Credit Agreement, dated April 11, 2008, among Dominion Homes, Inc., The Huntington National Bank, as an Issuing Bank and Administrative Agent, Silver Point Finance, LLC, as an Issuing Bank and Senior Administrative Agent, and the Lenders listed therein.